EXHIBIT 10

JOINT FILING AGREEMENT

AND

ELECTRONIC SIGNATURE AUTHENTICATION

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, no par value, of Vintage Wine Estates, Inc., a Nevada corporation (the “Issuer”), and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing(s).

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D, and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

The undersigned further acknowledge, agree and attest that:

1.
the undersigned shall become a signatory to any and all forms, applications, reports, registration statements and other documents as may be necessary or advisable for the undersigned or the Issuer to file with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”); and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (collectively, the “SEC Filings”);

2.
the undersigned must manually or electronically sign a signature page or other document authenticating, acknowledging, or otherwise adopting the undersigned’s signature[1] that appears in the SEC Filings (“authentication documents”), and the undersigned desires to sign authentication documents electronically as permitted by the rules and regulations promulgated by the Commission, including, without limitation, Rule 302(b)(1) of Regulation S-T; Rule 402 and Rule 471 of the Securities Act; and Rule 12b-11, Rule 14d-1, Rule 15Fb1-1 and Rule 16a-3 of the Exchange Act;

3.
the undersigned’s authorization under this attestation shall remain legally valid until the earlier of: (a) the date the undersigned ceases to be a duly elected or appointed officer or director of the Issuer, except with respect to filings pursuant to Section 16 under the Exchange Act, and the undersigned’s express revocation provided to the Company in writing;

4.
when using electronic signatures[2] for purposes of signing authentication documents, the use of such electronic signature constitutes the legal equivalent of the undersigned’s manual signature for purposes of authenticating the signature to any SEC Filings for which it is provided;

1 The term “signature,” when used in connection with an electronic filing, means a computer representation of any symbol or series of symbols comprising a name executed, adopted, or authorized as a signature.
2 The term “electronic signature” means an electronic sound, symbol, or process (including, without limitation, “.pdf,” “.tif,” “.jpg” or other format), attached to, or logically associated with (including, without limitation, DocuSign and AdobeSign), a record (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) and executed or adopted by a person with the intent to sign the record.

5.
the undersigned and the Issuer shall each retain a manually signed copy of this attestation for as long as the undersigned may use an electronic signature to sign authentication documents, and for a period of seven years after the date of the most recent electronically signed authentication document; and

6.	the undersigned and the Issuer shall furnish a copy of this attestation (which may be retained and stored via electronic means) to the Commission upon its request.

This Joint Filing Agreement and Electronic Signature Authentication may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of June 17, 2021.

TGAM AGRIBUSINESS FUND HOLDINGS LP

By:	AGR Partners LLC, as sub-advisor

By:	/s/ Christine Taylor
Name: Christine Taylor
Title: Vice President

TGAM AGRIBUSINESS FUND LP

By:	AGR Partners LLC, as sub-advisor

By:	/s/ Christine Taylor
Name: Christine Taylor
Title: Vice President

TGAM AGRIBUSINESS FUND-B LP

By:	AGR Partners LLC, as sub-advisor

By:	/s/ Christine Taylor
Name: Christine Taylor
Title: Vice President

TGAM AGRIBUSINESS FUND GP LLC

By:	/s/ Christine Taylor
Name: Christine Taylor
Title: Vice President

Signature Page to Joint Filing Agreement and Electronic Signature Authentication

AGR PARTNERS LLC

By:	/s/ Christine Taylor
Name: Christine Taylor
Title: Vice President

/s/ Ejnar Knudsen
Ejnar Knudsen

/s/ A. Justin Ourso IV
A. Justin Ourso IV

Signature Page to Joint Filing Agreement and Electronic Signature Authentication